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                                  EXHIBIT 10.3

                                 PROMISSORY NOTE


                                                          Waltham, Massachusetts
                                                                   June 30, 1998

$600,000

        FOR VALUE RECEIVED, the undersigned, Dr. Edmund J. Sybertz (the "Borrower"), hereby promises to pay to the order of GelTex Pharmaceuticals, Inc., a Delaware corporation (the "Lender") the principal amount of Six Hundred Thousand and 00/100 Dollars ($600,000) (the "Principal") on or before the Maturity Date, as hereinafter defined. This Note is given as evidence of a loan in an amount equal to the principal amount of this Note. The purpose of the loan is to provide the Borrower with the proceeds to finance the purchase of his new principal residence located at 54 Bigelow Road, Sudbury, Massachusetts.

        Interest shall accrue on $230,000 of the outstanding Principal in an amount equal to the Prime Rate of interest, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law) as announced by Fleet National Bank. Interest shall not accrue on the remaining $370,000 in Principal during the term of this Note, unless Dr. Sybertz's employment with the Lender is terminated for whatever reason prior to the Maturity Date. Upon Dr. Sybertz's termination, interest shall accrue as of the date of such termination on such $370,000 in Principal at the rate applicable to the above-referenced $230,000 in Principal. Any accrued interest shall be due and payable on the Maturity Date.

        The Maturity Date of this Note shall be the earlier of (i) fifteen days following the closing date of the Borrower's sale of the property located at 10 Ryan Court, Chester, New Jersey or (ii) September 30, 1998.

        The Borrower hereby agrees to pay, to the extent permitted by law, all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Lender in enforcing this note, whether or not litigation is commenced. This note shall be governed by the laws of the Commonwealth of Massachusetts.

        If any provisions hereof or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder hereof, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and in force to the fullest extent permitted by law.


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        This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

        Executed as of the day and year first written above.


/s/ Edmund J. Sybertz
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Edmund J. Sybertz

WITNESS:

/s/ Elizabeth A. Grammer
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Elizabeth A. Grammer
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Print Name





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